PRESS RELEASE OF ORITANI FINANCIAL CORP.

August 6, 2008
For further information contact:
Kevin J. Lynch
Chairman, President and Chief Executive Officer
Oritani Financial Corp.
(201) 664-5400

                             ORITANI FINANCIAL CORP.
                     ANNOUNCES QUARTERLY AND ANNUAL RESULTS

Township of Washington, N.J., August 6, 2008 - Oritani Financial Corp. (the "Company" or "OFC") (NASDAQ: ORIT), the holding company for Oritani Savings Bank (the "Bank") reported net income of $1.4 million, or $0.04 per basic and fully diluted share, for the three months ended June 30, 2008, as compared to net income of $7.7 million, or $0.20 per basic share, for the corresponding 2007 period. The Company also reported net income of $9.0 million, or $0.23 per basic and fully diluted share, for the twelve months ended June 30, 2008, as compared to net income of $11.0 million for the corresponding 2007 period.

As further described below, there were several non-recurring items that affected the Company's results of operations. The items primarily impacting the three month period ended June 30, 2008 were:

o    Provision for loan losses totaling $2.6 million.
o A pre-tax charge of $646,000 as a result of an other than temporary impairment in the value of a mutual fund investment.
o A $1.1 million gain on the sale of a Real Estate Held for Investment property

Also, the results for the corresponding 2007 period were increased by the reversal of a $3.2 million valuation allowance related to certain New Jersey State deferred tax assets.

In addition to the items above, the results for the twelve month period ended June 30, 2008 were impacted by an additional impairment charge, totaling $352,000, recorded during the March 31, 2008 period. In addition to the $3.2 million valuation allowance reversal, the results for the twelve month period ended June 30, 2007 were also positively impacted by the reinvestment of the proceeds related to the subscription stock offering and a gain of $514,000 regarding the sale of our former headquarters; and offset by a $9.1 million pre-tax charitable contribution to the OritaniSavingsBank Charitable Foundation.

"As the strategic plan for capital management has shifted to organic growth, we have seized opportunities in the marketplace to achieve substantial, high quality, loan growth. Our annual loan growth was nearly $250 million with almost $100 million coming in the last quarter alone. These results brought our ending balance in loans to over $1.0 billion." said Kevin J. Lynch, the Company's

Chairman, President and CEO. "We believe that we are poised to continue considerable loan growth and we will continue to focus on positioning the Company for strong organic growth throughout the balance sheet." Mr. Lynch also commented on the $2.6 million loan loss provision recorded during the quarter. "Although we have made a sizeable provision to the allowance for loan losses, we have not experienced a loss in over ten years. We continue to work closely with the borrower of our impaired loans and I am cautiously optimistic that we will resolve these loans without a loss."

Comparison of Operating Results
-------------------------------

Interest Income

Total interest income increased by $2.0 million, or 12.2%, to $18.5 million for the three months ended June 30, 2008, from $16.5 million for the three months ended June 30, 2007. The largest increase was in interest on mortgage loans. A critical component of the Company's strategic plan is sound loan growth. The average balance of loans, net increased to $943.0 million for the 3 months ended June 30, 2008 from $734.8 million for the corresponding 2007 period. Interest on mortgage loans increased by $2.8 million, or 23.2%, to $14.6 million for the three months ended June 30, 2008, from $11.9 million for the three months ended June 30, 2007. Interest on federal funds sold and short term investments decreased to $303,000 for the three months ended June 30, 2008, from $1.6 million for the three months ended June 30, 2007. Liquid funds were primarily deployed in loans and mortgage-backed securities ("MBS") available for sale ("AFS"). Interest on MBS AFS increased by $1.3 million to $1.6 million for the three months ended June 30, 2008, from $240,000 for the three months ended June 30, 2007. Funds were deployed in this investment type as spreads and structures were considered attractive. Interest on the other investment related captions of securities held to maturity ("HTM"), securities AFS and MBS HTM decreased by $762,000, or 27.5%, to $2.0 million for the three months ended June 30, 2008, from $2.8 million for the three months ended June 30, 2007. The cash flows from these investments were also primarily deployed into loans and MBS AFS.

For the twelve months ended June 30, 2008, total interest income increased by $8.2 million, or 13.0%, to $71.6 million, from $63.3 million for the twelve months ended June 30, 2007. The largest increase was in interest on mortgage loans as the patterns described above for the quarterly results affected the entire year. Interest on mortgage loans increased by $10.8 million, or 24.3%, to $55.1 million for the twelve months ended June 30, 2008, from $44.3 million for the twelve months ended June 30, 2007. Interest on federal funds sold and short term investments decreased by $5.1 million to $1.7 million for the twelve months ended June 30, 2008, from $6.8 million for the twelve months ended June 30, 2007. Interest on MBS AFS increased by $3.9 million to $4.7 million for the twelve months ended June 30, 2008, from $813,000 for the twelve months ended June 30, 2007. Interest on the other investment related captions of securities HTM, securities AFS and MBS HTM decreased by $1.3 million, or 11.3%, to $10.1 million for the twelve months ended June 30, 2008, from $11.4 million for the twelve months ended June 30, 2007.

Interest Expense

Total interest expense increased by $1.0 million, or 12.3%, to $9.5 million for the three months ended June 30, 2008, from $8.5 million for the three months ended June 30, 2007. Interest expense on deposits decreased by $777,000, or 12.6%, to $5.4 million for the three months ended June 30, 2008, from $6.2 million for the three months ended June 30, 2007. The average balance of deposits increased to $704.8 million for the three months ended June 30, 2008 from $698.1 million for the three months ended June 30, 2007. However, the interest rate environment allowed the Bank to reprice most maturing certificates at a lower rate. The cost of deposits decreased to 3.07% for the three months ended June 30, 2008 from 3.54% for the three months ended June 30, 2007. Interest expense on borrowings was affected by a significant increase in the average balance as additional borrowings were used to fund much of the asset growth. Interest expense on borrowings increased by $1.8 million to $4.1 million for the three months ended June 30, 2008, from $2.3 million for the three months ended June 30, 2007.

Total interest expense increased by $4.4 million, or 13.3%, to $37.2 million for the twelve months ended June 30, 2008, from $32.8 million for the twelve months ended June 30, 2007. Interest expense on deposits and stock subscription proceeds was relatively stable, increasing by $183,000 in fiscal 2008 versus fiscal 2007. Results for the 2007 period were enhanced by the lower rate of interest paid on stock subscription proceeds. Interest expense on borrowings increased by $4.2 million to $13.3 million for the twelve months ended June 30, 2008, from $9.1 million for the twelve months ended June 30, 2007. The average balance of borrowings increased by $99.6 million over the periods.

Net Interest Income

Net interest income increased by $967,000, or 12.1%, to $9.0 million for the three months ended June 30, 2008, from $8.0 million for the three months ended June 30, 2007. On a trailing quarter basis, net interest income increased by $253,000, or 2.9%, from $8.7 million for the three months ended March 31, 2008. The Company's net interest rate spreads for the three months ended June 30, 2008, March 31, 2008 and June 30, 2007 were 2.05%, 2.06% and 2.07%, respectively. Net interest income increased by $3.9 million, or 12.7%, to $34.4 million for the twelve months ended June 30, 2008, from $30.5 million for the twelve months ended June 30, 2007. The Company's net interest income and net interest rate spread were both negatively impacted in the three month period ended June 30, 2008 due to the reversal of accrued interest income on loans delinquent more than 90 days. The Company's net interest rate spreads for the twelve months ended June 30, 2008 and June 30, 2007 were 2.05% and 2.23%, respectively.

Provision for Loan Losses

The Company recorded provisions for loan losses of $2.6 million for the three months ended June 30, 2008 as compared to $435,000 for the three months ended June 30, 2007. The Company recorded provisions for loan losses of $4.7 million for the twelve months ended June 30, 2008 as compared to $1.2 million for the twelve months ended June 30, 2007. There were no recoveries or charge-offs in any of the periods.

The Company's allowance for loan losses is analyzed quarterly and many factors are considered, including comparison to peer reserve levels. A significant component of the increased 2008 provisions was loan growth during the periods. Loans, net increased $96.7 million and $248.5 million during the three and twelve months ended June 30, 2008, respectively. This compares to growth of $36.2 million and $115.5 million during the three and twelve months ended June 30, 2007, respectively.

Delinquency information is provided below:


Delinquency Totals
                                 06/30/08        03/31/08         12/31/07         09/30/07        06/30/07
                              ---------------  --------------   --------------   -------------   ----------
                                                               (in thousands)

30 - 59 days past due         $      27,985    $     24,189    $        343      $     1,553     $     594
60 - 89 days past due                    18          14,034              -                -             -
90+ days past due                    13,876             384              -               555            -
                              -----------------------------------------------------------------------------
Total                         $      41,879    $     38,607    $        343      $     2,108     $     594
                              =============================================================================


Of the loans that comprise the 90+ days total at June 30, 2008, two of the loans are to the same borrower and comprise $13.8 million of the balance. These loans were in the 60-89 day category at March 31, 2008. No payments have been received on these two loans over the quarter. The loans are secured by a condominium construction project and raw land with all building approvals. The Bank is continuing to work with the borrower. These two loans were considered impaired as of June 30, 2008. In accordance with the results of the Company's Statement of Financial Accounting Standards #114 impairment analysis, a specific reserve of $1.4 million was recorded against one of these loans. This reserve was a significant component of the additional provision for loan losses recorded in the 2008 periods. No reserve was required for the other loan as the loan is considered to be well collateralized. The Bank has no other impaired loans at June 30, 2008. With regard to the 30 - 59 days delinquency total at June 30, 2008, there are three loans that comprise $22.6 million of this total. These three loans were also 30 - 59 days delinquent at March 31, 2008. Payments have been received on these loans though they have not been brought fully current by the borrowers.

Other Income

Other income increased by $299,000, or 22.3%, to $1.6 million for the three months ended June 30, 2008, from $1.3 million for the three months ended June 30, 2007. The primary reason for the increase was a $1.1 million gain on the sale of a multifamily property that had been held and operated as a real estate investment. This gain was partially offset by a $646,000 impairment charge taken on the Bank's investment in a mutual fund investment. This is a mutual fund that invests primarily in agency and private label MBS. The market values of the fund's holdings have been steadily decreasing which has caused a corresponding decrease in the fund's net asset value. The Bank has a $7.8 million investment remaining in this asset. Income from investments in real estate joint ventures and real estate operations, net decreased by $67,000, or 10.2%, to $591,000 for the three months ended June 30, 2008, from $658,000 for the three months ended June 30, 2007. The income reported in this caption is dependent upon the operations of various properties and is subject to fluctuation.

Other income decreased by $373,000, or 7.0%, to $4.9 million for the twelve months ended June 30, 2008, from $5.3 million for the twelve months ended June 30, 2007. Net gain on sale of assets increased by $582,000 to $1.1 million for the twelve months ended June 30, 2008, from $514,000 for the twelve months ended June 30, 2007. The 2008 gain consists of the sale described above while the 2007 gain pertains to the sale of the Company's former headquarters in Hackensack, NJ. Writedowns due to investment impairments totaled $998,000 for the twelve months ended June 30, 2008. The writedowns consisted of the charge described above as well as a $352,000 impairment charge related to equity securities that the Company recorded in the March 31, 2008 period. There were no impairment charges taken in 2007. The "other" caption within other income decreased by $257,000 to $146,000 for the twelve months ended June 30, 2008, from $403,000 for the twelve months ended June 30, 2007. The decrease in this caption was primarily due to float earnings on the oversubscription funds returned to subscribers that was realized in 2007.

Operating Expenses

Operating expenses increased by $1.7 million, or 44.9%, to $5.6 million for the three months ended June 30, 2008, from $3.9 million for the three months ended June 30, 2007. The primary reason for the increase pertained to compensation, payroll taxes and fringe benefits. Expenses in this category increased by $1.6 million to $4.1 million for the three months ended June 30, 2008, from $2.5 million for the three months ended June 30, 2007. In May, 2008, stock and options grants that had been approved in the Company's 2007 Equity Incentive Plan were awarded. The amortization of the cost of this plan began in May and totaled $610,000 for the three months ended June 30, 2008. In addition, ESOP costs increased $66,000 in the 2008 period (versus the 2007 period). Expenses for the 2007 period were reduced due to a $492,000 refund of a prior period pension contribution. The balance of the increase is primarily due to increased compensation costs as the Company has increased personnel to assist with implementing the organic growth strategy. Insurance, Legal, Audit and Accounting expenses increased by $177,000 to $451,000 for the three months ended June 30, 2008, from $274,000 for the three months ended June 30, 2007. The increase is primarily related to increased external auditing fees and costs associated with implementation and compliance with Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX").

Operating expenses decreased by $5.8 million to $19.5 million for the twelve months ended June 30, 2008, from $25.2 million for the twelve months ended June 30, 2007. The primary reason for the decrease was the $9.1 million contribution to the OritaniSavingsBank Charitable Foundation in the 2007 period. Compensation, payroll taxes and fringe benefits increased by $2.7 million, or 24.2%, to $13.9 million for the twelve months ended June 30, 2008, from $11.2 million for the twelve months ended June 30, 2007. The factors described above for the three month period also affected the twelve month period. The increase in ESOP related expense, however, was far more pronounced in the twelve month period ending June 30, 2008. ESOP related expenses increased 758,000 in 2008 versus 2007. Other significant factors contributing to the 2008 increase (versus
2007) were an increase in Director related costs of $218,000; payroll tax expenses of $103,000 and employee health insurance expenses of $120,000. The balance of the increase is due to increased compensation costs. Insurance, Legal, Audit and Accounting expenses increased by $477,000 to $1.3 million for the twelve months ended June 30, 2008, from $779,000 for the twelve months ended June 30, 2007. In addition to the factors described above for this caption, there was also a significant increase in legal fees.

Income Taxes

Income tax expense of $992,000 was recognized for the three months ended June 30, 2008 against pre-tax income of $2.4 million. This compares to an income tax benefit of $2.7 million for the three months ended June 30, 2007 against pre-tax income of $5.1 million. The benefit recognized in the 2007 period was due to the reversal of the valuation allowance related to the deferred tax assets associated with New Jersey State tax net operating loss carryforward. For the twelve months ended June 30, 2008, income tax expense of $6.2 million was recognized against pre-tax income of $15.2 million. For the twelve months ended June 30, 2007, income tax benefit of $1.7 million was recognized against pre-tax income of $9.4 million. The tax benefit was due to the $3.2 million valuation allowance reversal as well as a decreased effective tax rate. The contribution to OritaniSavingsBank Charitable Foundation resulted in a decrease in the effective tax rate for 2007.

Balance Sheet Summary
---------------------

Total assets increased $248.9 million, or 20.8%, to $1.44 billion at June 30, 2008, from $1.19 billion at June 30, 2007. The increase was primarily due to increased loans funded by increased borrowings.

The largest asset increase occurred in loans, net. Loans, net increased $248.5 million, or 32.8%, to $1.01 billion at June 30, 2008, from $758.5 million at June 30, 2007. The Company continued its emphasis on loan originations, particularly multifamily and commercial real estate loans. Loan originations for the twelve months ended June 30, 2008 totaled $359.3 million and an additional $11.3 million of loans were purchased.

The Company also returned to purchases of mortgage backed securities, particularly as rates increased and spreads on these products widened. New purchases were classified as MBS AFS, which increased $110.4 million to $149.2 million at June 30, 2008, from $38.8 million at June 30, 2007.

Growth in loans, net and MBS AFS were primarily funded through decreases in cash and cash equivalents (which includes fed funds and short term investments) and MBS HTM, as well as new borrowings. Cash and cash equivalents decreased $54.6 million to $8.9 million at June 30, 2008, from $63.5 million at June 30, 2007. MBS HTM decreased $53.5 million to $164.0 million at June 30, 2008, from $217.4 million at June 30, 2007.

Federal Home Loan Bank of New York ("FHLB-NY") stock increased $10.9 million to $21.5 million at June 30, 2008, from $10.6 million at June 30, 2007. Additional purchases of this stock were required due to additional advances obtained from FHLB-NY.

Deposits increased $3.2 million, or 0.5%, to $698.9 million at June 30, 2008, from $695.8 million at June 30, 2007. Deposit growth has been difficult. Our new business plan aims for strong, profitable deposit growth.

Borrowings increased $237.0 million, or 120.5%, to $433.7 million at June 30, 2008, from $196.7 million at June 30, 2007. The Company committed to various advances from the FHLB-NY over the period primarily to fund asset growth.

Stockholders' equity increased $6.4 million, or 2.3%, to $279.0 million at June 30, 2008, from $272.6 million at June 30, 2007. On June 2, 2008, the Company announced a 10% (1,297,668 share) repurchase program. As of June 30, 2008, the Company had repurchased 365,100 shares at a total cost of $5.9 million and an average cost of $16.23 per share. Through July 31, 2008, the Company had repurchased a total of 837,500 shares under this program at a total cost of $13.6 million and an average cost of $16.22 per share.

About the Company
-----------------

Oritani Financial Corp. is the holding company for Oritani Savings Bank, a savings bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates its main office and 18 full service branches in the New Jersey Counties of Bergen, Hudson and Passaic. The Bank expects to open to two new full service branch locations prior to the end of the calendar year.

Forward Looking Statements
--------------------------

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                    Oritani Financial Corp. and Subsidiaries
                       Township of Washington, New Jersey
                           Consolidated Balance Sheets
                         June 30, 2008 and June 30, 2007
                        (in thousands, except share data)

                                                             June 30,         June 30,
                               Assets                          2008             2007
                                                          ---------------  ----------------
                                                            (unaudited)

Cash on hand and in banks                                 $        7,332   $         7,823
Federal funds sold and short term investments                      1,558            55,703
                                                          ---------------  ----------------
            Cash and cash equivalents                              8,890            63,526

Loans, net                                                     1,007,077           758,542
Securities held to maturity, estimated market value of
      $5,347 at June 30, 2007                                         --             5,415
Securities available for sale, at market value                    22,285            35,443
Mortgage-backed securities held to maturity, estimated
     market value of $162,671 and $210,505 at
     June 30, 2008 and June 30, 2007, respectively               163,950           217,406
Mortgage-backed securities available for sale,
      at market value                                            149,209            38,793
Bank Owned Life Insurance (at cash surrender value)               26,425            25,365
Federal Home Loan Bank of New York stock, at cost                 21,547            10,619
Accrued interest receivable                                        5,646             4,973
Investments in real estate joint ventures, net                     5,564             6,200
Real estate held for investment                                    3,681             2,492
Office properties and equipment, net                               9,287             8,361
Other assets                                                      19,733            17,308
                                                          ---------------  ----------------
                                                          $    1,443,294   $     1,194,443
                                                          ===============  ================
                               Liabilities
Deposits                                                  $      698,932   $       695,757
Borrowings                                                       433,672           196,661
Advance payments by borrowers for taxes and
     insurance                                                     7,024             5,684
Accrued taxes payable                                                 --             1,463
Official checks outstanding                                        4,143             5,050
Other liabilities                                                 20,548            17,258
                                                          ---------------  ----------------
            Total liabilities                                  1,164,319           921,873
                                                          ===============  ================
                           Stockholders' Equity

Preferred stock, $0.01 par value; 10,000,000 shares
     authorized-none issued or outstanding                            --                --
Common stock, $0.01 par value; 80,000,000 shares authorized;
     40,552,162 issued at June 30, 2008 and June 30, 2007
     40,187,062 outstanding at June 30, 2008 and
     40,552,162 outstanding at June 30, 2007.                        130               130
Additional paid-in capital                                       128,656           127,710
Unallocated common stock held by the employee stock
     ownership plan                                              (14,704)          (15,499)
Treasury stock, at cost; 365,100 shares at June 30, 2008          (5,926)               --
Retained income                                                  171,160           161,300
Accumulated other comprehensive loss, net of tax                    (341)           (1,071)
                                                          ---------------  -----------------
            Total stockholders' equity                           278,975           272,570
                                                          ---------------  -----------------
                                                          $    1,443,294   $     1,194,443
                                                          ===============  =================

                    Oritani Financial Corp. and Subsidiaries
                       Township of Washington, New Jersey
                        Consolidated Statements of Income
              Three and Twelve Months Ended June 30, 2008 and 2007

                                                                Three months ended              Twelve months ended
                                                                    June 30                          June 30
                                                            ----------------------------------------------------------
                                                              2008            2007              2008           2007
                                                            ------------  --------------    ------------  ------------
                                                             unaudited       unaudited        unaudited
Interest income:                                                      (in thousands, except per share data)

     Interest on mortgage loans                             $  14,636     $  11,881         $   55,053    $  44,278
     Interest on securities held to maturity                       65           275                999        1,076
     Interest on securities available for sale                    298           312              1,716          865
     Interest on mortgage-backed securities held
       to maturity                                              1,643         2,181              7,409        9,475
     Interest on mortgage-backed securities available
       for sale                                                 1,563           240              4,710          813
     Interest on federal funds sold and short term
       investments                                                303         1,609              1,704        6,842
                                                            ------------  --------------    ------------  ------------
             Total interest income                             18,508        16,498             71,591       63,349
                                                            ------------  --------------    ------------  ------------
Interest expense:
     Deposits and stock subscription proceeds                   5,401         6,178             23,865       23,682
     Borrowings                                                 4,130         2,310             13,343        9,147
                                                            ------------  --------------    ------------  ------------
             Total interest expense                             9,531         8,488             37,208       32,829
                                                            ------------  --------------    ------------  ------------
             Net interest income before provision
               for loan losses                                  8,977         8,010             34,383       30,520
Provision for loan losses                                       2,600           435              4,650        1,210
                                                            ------------  --------------    ------------  ------------
             Net interest income                                6,377         7,575             29,733       29,310
                                                            ------------  --------------    ------------  ------------
Other income:
     Service charges                                              290           325              1,126        1,119
     Real estate operations, net                                  278           502              1,314        1,205
     Income from investments in real estate joint
       ventures                                                   313           156              1,192        1,084
     Bank-owned life insurance                                    273           256              1,060          984
     Net gain on sale of assets                                 1,096            --              1,096          514
     Net loss on the write down of securities                    (646)           --               (998)          --
     Other income                                                  38           104                146          403
                                                            ------------  --------------    ------------  ------------
             Total other income                                 1,642         1,343              4,936        5,309
                                                            ------------  --------------    ------------  ------------
Operating expenses:
     Compensation, payroll taxes and fringe benefits            4,108         2,546             13,923       11,213
     Advertising                                                   94           135                470          510
     Office occupancy and equipment expense                       372           441              1,595        1,575
     Data processing service fees                                 266           257              1,058        1,031
     Federal insurance premiums                                    20            25                 92           93
     Telephone, Stationary, Postage and Supplies                  104           109                417          398
     Insurance, Legal, Audit and Accounting                       451           274              1,256          779
     Contribution to charitable foundation                         --            --                 --        9,110
     Other expenses                                               185            78                680          540
                                                            ------------  --------------    ------------  ------------
             Total operating expenses                           5,600         3,865             19,491       25,249
                                                            ------------  --------------    ------------  ------------
             Income before income tax expense
               (benefit)                                        2,419          5,053            15,178        9,370
Income tax expense (benefit)                                      992         (2,663)            6,218       (1,664)
                                                            ------------  --------------    ------------  ------------
                    Net income                              $   1,427     $    7,716        $    8,960    $  11,034
                                                            ============  ==============    ============  ============
Basic and fully diluted income per common share             $    0.04     $     0.20         $    0.23     $    n/a
                                                            ============  ==============    ============  ============

                                      * * *
                                     (End)